Exhibit 10.13
                        Supplemental Retirement Agreement


     This Agreement (the "Supplemental Retirement Agreement") dated as of January 1, 2002 (the "Effective Date") between KeySpan Corporation ("KeySpan" or the "Company") and David J. Manning (the "Executive") sets forth the understanding and agreement of the parties as to certain additional terms on which the Executive continues to be employed by KeySpan.

     WHEREAS, Executive is a Senior Vice President of KeySpan who became an employee of KeySpan on May 1, 1999, and became a participant in the Employees Retirement Plan of KeySpan Energy (the "ERP") on August 1, 1999 and the KeySpan Executive Supplemental Pension Plan ("KESPP");

     WHEREAS, Executive may have limited pension benefits due to shorter than normal service at retirement and the Company desires to grant Executive additional credited pension service in his pension formula if he remains employed until his vesting date for qualified plan purposes, May 1, 2004.

     WHEREAS, on October 24, 2001, KeySpan's Compensation and Nominating Committee recommended and on December 20, 2001 KeySpan's Board of Directors authorized through a Resolution (the "Resolution") that the proper officers provide an individual supplemental retirement agreement with Executive;

     NOW THEREFORE, the Company and Executive agree that Executive will accrue additional pension time through this Supplemental Retirement Agreement and the parties agree as follows;

     1. Upon Executive's completion of at least five years of service (May 1, 2004) and his election to retire in accordance with the provisions of the ERP, Executive's pension benefit service time will be increased and Executive will be paid other retiree benefits pursuant to this Agreement.

     2. Executive's supplemental retirement benefit will be determined as follows:

               a. When Executive retires, Executive's pension benefit credited service time will be matched by the Company by adding one year of credited service for each year worked up to a maximum of ten years. The aggregate pension service time, including the matched time, will be utilized to compute Executive's pension benefit in accordance with the ERP's formula and KESPP. The pension benefit will be paid pursuant to the retirement plan annuity option elected by the Executive under the ERP. The matched service time provided under this agreement will be applicable to any survivor option, if any, is elected under the ERP.

               b. If Executive retires pursuant to the ERP, after May 1, 2004 but before the fifth anniversary of the adoption of the Resolution (December 20, 2006), Executive shall receive matched time in accordance with the following schedule:


    -------------------------------------- -----------------------------------
    Retirement before                              Vesting Percentage
    -------------------------------------- -----------------------------------
    December 19, 2002                                      0
    -------------------------------------- -----------------------------------
    December 19, 2003                                      0
    -------------------------------------- -----------------------------------
    December 19, 2004                                      40
    -------------------------------------- -----------------------------------
    December 19, 2005                                      60
    -------------------------------------- -----------------------------------
    December 19, 2006                                      80
    -------------------------------------- -----------------------------------


          When Executive retires on or after December 20, 2006, his benefit will be 100% vested.

     3. In the event of the Executive's death in active service on or after May 1, 2004, a survivor pension benefit for the matched service provided under this agreement will be provided to the Executive's spouse pursuant to the survivor provisions in the ERP and in accordance with the provisions of paragraph 2 above. In the event of the Executive's Disability as defined in the ERP, the provisions of paragraph 2 will be applied to this Agreement.

     4.   In the event Executive's employment is terminated:

          (a) after a "Change of Control" as such term is defined in the KeySpan Senior Executive Change of Control Plan,

          (b) by the Company for any reason other than for "Cause"; or

          (c) by the Participant after the occurrence of Good Reason as such term is defined below and on or before 90 days after the occurrence of Good Reason;

          then the Company agrees that Executive shall immediately vest in all additional service time earned pursuant to this Agreement. The service time provided under this agreement will be provided in addition to any additional pension service granted Executive pursuant to the KeySpan Senior Executive Change of Control Plan with such additional pension service time being matched subject to the ten year maximum limitation set forth in 2a. above.



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

          Cause for termination ("Cause") shall mean Employee's:

               (i) continued material failure or inability to achieve required performance results, or to perform in a competent manner following written notice and opportunity to improve performance,
               (ii) conduct that constitutes dishonesty or knowing and willful breach of fiduciary duty; (iii) insubordination or refusal to perform assigned duties or comply with directions of the Board;
               (iv) conviction by a court of competent jurisdiction or entry of a plea of no contest for a crime involving any act of moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Company or improper and unacceptable conduct by an Employee thereof.

          Good Reason shall mean any of the following:

               (A) without Employee's express written consent, (i) any action, or failure to take action, by the Company, the Board or the shareholders of the Company by the Company that results in a diminution in the Executive's position, authority, titles, duties or responsibilities, or (ii) if Employee is notified by the Executive's immediate supervisor or the Chairman and Chief Executive Officer that a recommendation will be made to the Board of Directors of the Company that Executive's employment will be terminated after a Change of Control.

                    Any isolated,  insubstantial and inadvertent  action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive does not constitute "Good Reason";

               (B) a material breach by the Company of any material provision of this Agreement which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given by Employee to the company;

               (C) without Employee's written consent, the relocation of the principal executive offices of the Company to a location outside the greater New York area;

          For purposes of this agreement, any good faith determination of Good Reason made by the Employee shall be conclusive.



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


     5. In addition, Executive will be eligible to participate in the retiree medical and dental benefits program provided under the group retiree benefit plans. At the time of Executive's retirement, the Executive will be required to pay the full group rate of this coverage to participate in the plans. The Company will pay to Executive upon completion of enrollment, a monthly supplemental amount grossed up for income taxes (less employee contributions in effect at retirement) to pay for such group retiree benefits. This monthly amount will be a fixed amount determined at retirement based upon the then current cost of the retiree medical and dental plans. If Executive is under age 65 at retirement, the amount will be adjusted at age 65 to reflect the cost of medical and dental coverage at age 65. Once the amount of this supplement at age 65 is determined, it will remain at this amount as a monthly lifetime supplemental payment to the Executive.

          Additionally, if Executive retires prior to the fifth anniversary of the adoption of the Resolution, Executive will be eligible for the monthly amount by multiplying such fixed amount determined above by the percentage in paragraph 2b.

          If the Executive does not enroll in the group plans in accordance with this paragraph, no supplemental payment will be made to Executive.

     6.   Any payment due hereunder will be paid from general assets.

     7. KeySpan and Executive agree that should such additional benefits earned or accrued pursuant to this Agreement be determined to be subject to Section 280G of the Internal Revenue Code, KeySpan agrees that such additional benefits will be eligible for "Gross Up" in accordance with the provisions of the KeySpan Senior Executive Change of Control Plan.

     8. Executive agrees not to disclose the terms and conditions of this Supplemental Retirement Agreement or any confidential information made available to or learned by him in the course of the performance of his duties at KeySpan and with respect to the business of KeySpan and described in KeySpan 's Statement on Ethical Business Conduct. Any and all confidentiality agreements and all other agreements executed by Executive as an employee of KeySpan that contained provisions not to disclose any confidential information are incorporated into this Agreement. The term "confidential" means information disclosed to Executive or known, learned, created or observed by him as a consequence of, or through his employment by KeySpan concerning KeySpan or any subsidiary or affiliated company which is presently existing or which may be formed in the future, which is confidential, secret or otherwise not generally known in the industry, and pertains directly or indirectly to the business activities, products, services, customers or processes of KeySpan or any of its subsidiaries or affiliated companies, including, but not limited to, information concerning mailing lists, publicity, data, research, copyrights, other



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

          printed matter, photographs, films, reproductions, finances, processes, trade secrets, business plans, customer lists and records, potential customer lists, customer billing and other related information.

          Executive shall not take any original or copy of any document or other papers, computer diskettes, methods, procedures, etc., containing or disclosing such confidential information or documents or summaries containing the substance of any part thereof. Any record of confidential information prepared by Executive or which came into his possession during the period of employment with KeySpan are and remain the property of KeySpan and upon termination of Executive' employment, all such records and copies thereof shall either be left with or returned to KeySpan.

     9. Executive agrees that the restrictions contained in Paragraph 8 of this Agreement are necessary for the protection of KeySpan and any breach thereof will cause KeySpan damage for which there is no adequate remedy at law and he consents to the issuance of an injunction in favor of KeySpan and its subsidiaries, affiliates, successors and assigns enjoining the breach of the aforesaid restrictions by any court of competent jurisdiction. Executive agrees that the rights of KeySpan to obtain an injunction granted by this Paragraph of the Agreement shall not be considered a waiver of the rights of KeySpan to assert any other remedies they may have at law or in equity.

     10. Executive recognizes and acknowledges that while employed by KeySpan, he had access to certain confidential and proprietary business information for KeySpan, including, but not limited to, client and customer information and customer lists, all of which are of substantial value to KeySpan in its business. Executive further acknowledges that disclosure of this information to a competitor of KeySpan may result in damage to KeySpan's business and a loss of good will.

          In consideration thereof, Executive agrees that from January 1, 2002 through the second anniversary of his retirement, neither Executive nor any corporation, partnership or other entity controlled by, under common control with, or presently controlling Executive will (a) in the New York City metropolitan area and in any area outside the New York City Metropolitan area wherein KeySpan owns and operates lines of business including Texas; New Hampshire, New Jersey; Ohio Connecticut; Rhode Island; Massachusetts; Canada; Northern Ireland and Mexico, travel, canvas or advertise for, or otherwise assist, render services to, become employed by, be a consultant to, or invest in any business entity or with any individual engage in, or engage directly or indirectly in, any line or lines of business carried on or contemplated which, directly or indirectly, is a competitor of
          KeySpan, its subsidiaries, affiliated companies, successors or assigns, (b) in the New York City Metropolitan area, and in any area outside the New York City Metropolitan area wherein KeySpan owns and operates lines of business including Texas; New Jersey; Ohio,



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

          Connecticut; Rhode Island; Massachusetts; Canada; Northern Ireland and Mexico, travel, canvas or advertise for, or otherwise assist, render services to, become employed by, be a consultant to or invest in any business entity or with any individual engage in, or engage directly or indirectly in, any business entity or with any individual engaged in, the same or similar business as KeySpan , its subsidiaries, affiliated companies and assigns, (c) solicit business or otherwise deal directly or indirectly with any customers or persons who were employees of customers or vendors of KeySpan, its subsidiaries, affiliated companies and assigns, at any time, (d) directly or indirectly divert or attempt to divert from KeySpan , any business in which it has been engaged during the term of Executive' employment with KeySpan, or in which it might reasonably be expected to become engaged, (e) directly or indirectly interfere or attempt to interfere with the relationships between KeySpan, its subsidiaries, affiliated companies and assigns, their customers, employees of customers or vendors, (f) directly interfere or attempt to interfere with the relationship of employer-employee or principal and agent of any person bearing such relationship to KeySpan , its subsidiaries, affiliated companies and assigns, nor directly divert or attempt to divert any such person from employment or representation of KeySpan, its subsidiaries, affiliated companies and assigns; provided, however, that Executive shall not be prohibited by the terms of this Paragraph from investing in and owning not more than one percent (1%) of the outstanding shares of common stock of any corporation, the shares of which are publicly traded pursuant to the Securities Exchange Act of 1934, and/or passively invest as a limited partner in any non-publicly traded security.

          Damages cannot compensate KeySpan in the event of a breach or violation of this Paragraph and, injunctive relief being essential for the protection of KeySpan and its successors and assigns, in addition to other applicable remedies, KeySpan may obtain such injunctive relief in the event of any such breach or violation and may assert any other remedies it may have at law or in equity.

          Notwithstanding the above, if Executive's employment is terminated pursuant to Section 4a., Section 4b., or Section 4c., then the Company agrees that such provision is not applicable to Executive and all restrictions pursuant to this provision will be waived by the Company with respect to Executive's subsequent employment.

     11. Executive understands neither this Supplemental Retirement Agreement nor participation in the ERP or KESPP constitute a contract of employment, nor does it impose on the Executive or the Company, any obligation for the Executive to remain an employee or change the status of the Executive's employment or the Company's policies regarding termination of employment.



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

     12. This Agreement shall bind any successor of KeySpan, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that KeySpan would be obligated under this Agreement if no succession had taken place.

          In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Agreement, KeySpan shall require such successor expressly and unconditionally to assume and agree to perform KeySpan's obligations under this Agreement, in the same manner and to the same extent that KeySpan would be required to perform if no such succession had taken place.

     13. In the event of any litigation or other proceeding arising out of this Agreement after a Change of Control attributable to the subject matter of this Agreement or enforcement of rights asserted in good faith, which is initiated by the Executive, the successor to KeySpan shall reimburse the Executive for all costs and expenses relating to such litigation or other proceeding, including reasonable attorneys fees and expenses, promptly upon receipt of a written demand therefore and regardless of whether such litigation results in any settlement or judgment or order in favor of any party.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and may be modified only by a written instrument executed by the parties. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.



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





     IN WITNESS WHEREOF, KeySpan has caused this Agreement to be executed by a duly authorized officer and the Executive has executed this Agreement, all as of the Effective Date.


                                     KEYSPAN CORPORATION



                                     By:  /s/
                                          --------------------------------------




                                     By:  /s/
                                          --------------------------------------
                                              David J. Manning













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